Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: www.nvsos.gov


                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Pharmacity Corporation

2. Resident Agent             Business Filings Incorporated
   Name and Street            Name
   Address:
  (must Street be a
   Nevada address where          Address                             City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.00001     without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Iryna Kravchuk
   of Board of                   Name
   Directors/Trustees:           Zivova Building #26, Suite 8      Ternopil       Ukraine       46001
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

                              3.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS

6. Names, Address             The Nevada Company                                      /s/ M. Williams
   and Signature of           Name                                                     Signature   Mark Williams A.V.P.
   Incorporator.
   (attach additional page    8040 Excelsior Drive, Suite 200    Madison     WI        53717
   if there is more than 1    Address                            City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ M. Williams    Mark Williams A.V.P.                       January 23, 2009
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date